Exhibit 10.2

DEBT CONVERSION AGREEMENT

THIS DEBT CONVERSION AGREEMENT (this “Agreement”), dated May 28, 2026, is entered into by and between zSpace, Inc., a Delaware corporation (the “Company”), and Fiza Investments Limited, a Cayman Islands entity, whose address is 2nd Floor, Regatta Office Park, West Bay Road, P.O. Box 10655, Grand Cayman KY1-1006, Cayman Islands (the “Holder”).

WHEREAS, Holder holds outstanding debt owed by the Company in the aggregate amount of $10,003,915.76, consisting of $7,201,694.89 in principal (the “Principal”) and $2,802,220.87 in accrued interest (the “Interest”, and together, the “Debt”), evidenced by one or more promissory notes or loan agreements (the “Note”);

WHEREAS, the Company has requested that the Holder convert the Principal into shares of the Company’s common stock, par value $0.00001 per share (“Common Stock”), and the Interest into shares of a newly created series of the Company’s Series P-2 preferred stock, par value $0.00001 per share (“Series P-2 Preferred”), in each case pursuant to, and subject to the conditions of, this Agreement (the “Debt Conversion”).

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements of the parties hereinafter set forth, the parties hereto hereby agree as follows:

1. Debt Conversion AND EXCHANGE.

(a) Principal Conversion. The Holder agrees, subject to the conditions set forth herein, to convert the Principal into shares of Common Stock in the Closing (as defined below) at a fixed conversion price equal to 150% of the closing price of the Company’s Common Stock as quoted on the OTC Markets on the trading day immediately preceding the Closing Date (as defined below). The number of shares of Common Stock issuable to the Holder pursuant to the Debt Conversion shall be equal to the Principal divided by such conversion price, rounded up to the nearest whole share in the event that a fractional share would result from such conversion (the “Conversion Common”).

(b) Interest Conversion. The Holder agrees, subject to the conditions set forth herein, to convert the Interest into shares of Series P-2 Preferred in the Closing at a fixed conversion price equal to $1 per share resulting in the issuance of 2,802,221 shares of Series P-2 Preferred to Holder (the “Conversion Preferred” and, together with the Conversion Common, the “Conversion Shares”).

(c) Closing. Subject to the terms and conditions of this Agreement, the consummation of the transactions contemplated hereby shall take place at a closing (the “Closing”, and the date thereof, the “Closing Date”) to be held on or before May 28, 2026, at 10:00 a.m., local time, at the offices of the Company, or at such other time, date or place as the parties may agree upon in writing. The Closing shall be conditioned upon the simultaneous closing of the debt restructuring transactions (the “3i Restructuring”) between the Company and 3i, LP. The terms of the 3i Restructuring shall be no more favorable than the terms set forth herein and shall otherwise be reasonably satisfactory to the Holder.

(d) Cancellation of Fiza Debt. Upon and after the Closing, all obligations of the Company under the Note shall automatically, and without further action, terminate and be null and void, and the Debt shall be deemed fully satisfied, discharged, and canceled. Holder hereby authorizes the Company to file a UCC-3 or other appropriate form to terminate any and all liens or security interests of Holder against the assets and property of the Company arising from the Note.

(e) Restricted Securities; Legend. The Conversion Shares shall be “restricted securities” under U.S. federal securities laws inasmuch as they will be acquired in a transaction not involving a public offering, and that under such laws and applicable regulations such Conversion Shares may be resold without registration only in certain limited circumstances. The certificates or book-entry records evidencing the Conversion Shares will bear appropriate legends regarding these restrictions, including the following (or substantially similar) legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

(f) Resale Restrictions. In the absence of an effective registration statement covering the Conversion Shares, the Conversion Shares may only be resold in accordance with Regulation S, Rule 144, or in a transaction otherwise exempt from registration. The Holder agrees not to make any direct or indirect disposition, sale, transfer, pledge, or hedge (including by way of short selling) of any Conversion Shares unless (a) there is a registration statement declared effective by the SEC with respect to the Conversion Shares to be transferred and no stop order is then in effect, or (b) the transfer is made under a valid exemption from registration under the Securities Act.

(g) Creation of the Series P-2 and Amendment of the Series P. As a condition to the Debt Conversion, the Company shall, at or prior to the Closing, take all necessary corporate action to complete the following:

(i) file the Certificate of Designation attached hereto as Exhibit A, to create the Series P-2 Preferred Stock;

(ii) amend the terms of the Series P Preferred to reduce the Conversion Price of the Series P Preferred (as defined in the Certificate of Designation of the Series P Preferred) to $1.00.

(h) Release. In consideration of the issuance of the Conversion Shares and the cancellation of the Debt, Holder, on behalf of itself and its affiliates, successors, and assigns, hereby irrevocably releases, acquits, and forever discharges the Company and its officers, directors, employees, agents, successors, and assigns from any and all claims, demands, actions, causes of action, damages, losses, costs, and expenses of any kind, whether known or unknown, arising out of or relating to the Debt, from the beginning of time through the Closing Date.

2. Representations and Warranties of Company.

The Company hereby represents and warrants to the Holder as follows:

(a) Capitalization; Conversion Shares. As of the date hereof, the Company has authorized capital stock sufficient to issue all Conversion Shares. All of the issued and outstanding shares of the Company’s capital stock are, and all shares reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid, and nonassessable. The Conversion Shares, when issued in accordance with this Agreement, have been duly authorized and will be validly issued, fully paid, and nonassessable.

(b) Authorization; Binding Agreement. The Company has full legal power to execute and deliver this Agreement and to perform its obligations hereunder. All acts required to be taken by the Company to enter into this Agreement and to carry out the transactions contemplated hereby have been properly taken, and this Agreement constitutes a legal, valid, and binding obligation of the Company, enforceable in accordance with its terms, and does not conflict with, result in a breach or violation of, or constitute (or with notice or lapse of time or both constitute) a default under any instrument, contract, or other agreement to which the Company or any of its subsidiaries is a party.

(c) SEC Filings. The Company has made available to the Holder true and complete copies of all periodic reports, registration statements, and proxy statements filed by it with the U.S. Securities and Exchange Commission (the “SEC”) and/or posted on the OTC Markets. Each of such filings, as of its filing or posting date, complied in all material respects with the applicable requirements and did not contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein not misleading in light of the circumstances in which such statements were made.

(d) Compliance with Laws. Since January 1, 2026, the Company has conducted its business in compliance in all material respects with all applicable laws, rules, and regulations, except as would not reasonably be expected, singly or in the aggregate, to be materially adverse to the business, assets, or financial condition of the Company.

3. Representations and Warranties of the Holder.

The Holder represents and warrants to the Company as follows:

(a) Authorization; Title to Notes. The Holder has full legal power to execute and deliver this Agreement and to perform its obligations hereunder. The Holder represents and warrants that it is the sole legal and beneficial holder of the Note. On the Closing Date, the Holder shall deliver good, valid, and marketable title to the Note subject to the exchange pursuant to Section 1 hereof to the Company, free and clear of any liens, charges, and encumbrances. All acts required to be taken by the Holder to enter into this Agreement and to carry out the transactions contemplated hereby have been properly taken; and this Agreement constitutes a legal, valid, and binding obligation of the Holder enforceable in accordance with its terms.

(b) Review of Company Information. The Holder has reviewed such information regarding the Company as it has deemed necessary or appropriate to make an informed investment decision with respect to the transactions contemplated hereby.

(c) Opportunity to Inquire. The Holder has been given the opportunity to ask questions and receive answers from the officers and directors of the Company and to obtain additional information from the Company.

(d) Investment Sophistication. The Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company’s securities and has obtained, in its judgment, sufficient information about the Company to evaluate the merits and risks of its securities.

(e) Reliance on Company Representations. The Holder is relying solely on the representations and warranties contained in Section 2 hereof and in any certificates delivered at Closing in making its decision to enter into this Agreement and consummate the transactions contemplated hereby, and no oral representations or warranties of any kind have been made by the Company or its officers, directors, employees, or agents to the Holder.

(f) Investment Intent; Accredited Investor Status. The Holder represents, warrants, and agrees that: (i) the Conversion Shares it receives will be acquired for investment purposes only, for its own account or for the account of controlled affiliates, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof; (ii) it is not a party to any undisclosed contract, undertaking, agreement, or arrangement with any person to sell, transfer, or grant participations with respect to any of the Conversion Shares; (iii) it has not been formed for the specific purpose of acquiring the Conversion Shares; (iv) it has received or has had full access to all information it considers necessary or appropriate for deciding whether to accept the Conversion Shares; (v) it is financially sophisticated, is able to fend for itself, can bear the economic risk of the investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Conversion Shares; and (vi) it is an “accredited investor” within the meaning of current SEC rules.

4. Conditions.

(a) Conditions to Company’s Obligations. The obligations of the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment of the following conditions:

(i) The representations and warranties of the Holder set forth in Section 3 hereof shall be true and correct as of the date hereof and as of the Closing Date.

(ii) The Holder shall have taken all corporate and other actions necessary to authorize and consummate the transactions contemplated by this Agreement, and shall have obtained all consents, approvals, and authorizations of any governmental or regulatory authority or other third party required in connection therewith.

(iii) All governmental or regulatory authorizations, approvals, or permits required for the issuance of the Conversion Shares shall have been obtained.

(b) Conditions to the Holders’ Obligations. The obligations of the Holder to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment of the following conditions:

(i) The representations and warranties of the Company set forth in Section 2 hereof shall be true and correct as of the date hereof and as of the Closing Date.

(ii) The Company shall have taken all corporate and other actions necessary to authorize and consummate the transactions contemplated by this Agreement, and shall have obtained all consents, approvals, and authorizations of any governmental or regulatory authority or other third party required in connection therewith.

5. POST-CLOSING COVENANT

After the Closing, the Company agrees to, as soon as practically possible, amend the terms and conditions of the Series P-2 Preferred so as to allow for conversion any time after the issuance thereof.

6. Termination.

This Agreement may be terminated at any time prior to the Closing:

(a) At the option of any party hereto in the event that the Closing has not occurred by June 15, 2026 and such delay was not as a result of any breach of this Agreement by the terminating party;

(b) By the Holder if the Company’s Board of Directors has failed to recommend or has withdrawn its approval or recommendation of the transactions contemplated hereby;

(c) At the option of any party if the other party has materially breached this Agreement and has not cured such breach within 30 days of written notice thereof; or

(d) At the option of any party if any competent regulatory authority shall have issued an order making illegal or otherwise preventing, prohibiting, or refusing to approve the transactions contemplated hereby, and such order shall have become final and non-appealable.

7. Miscellaneous.

(a) Headings. Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

(b) Counterparts. This Agreement may be executed in any number of counterparts (including by electronic signature) and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement.

(c) Choice of Law; Jurisdiction; Jury Trial Waiver. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any conflict of law principles. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware in respect of any action, suit, or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, and hereby irrevocably waives any objection to the laying of venue of any such action in such courts, including any objection that such courts are an inconvenient forum. Each of the Company and the Holder hereby irrevocably waives all right to a trial by jury in any action, proceeding, or counterclaim arising out of or relating to this Agreement and the transactions contemplated hereby.

(d) Successors and Assigns. This Agreement shall be binding upon the Company, the Holder, and their respective successors and assigns, and shall inure to the benefit of the Company, the Holder, and their respective successors and permitted assigns.

(e) No Third-Party Beneficiaries. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person or entity.

(f) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

(g) Amendments. All amendments or modifications of this Agreement and all consents, waivers, and notices delivered hereunder or in connection herewith shall be in writing.

(h) Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties with respect thereto.

(i) Expenses. Notwithstanding anything to the contrary in Section 7(i), the Company shall be solely responsible for all costs and expenses arising from or relating to the mechanics of the Debt Conversion, including without limitation: (i) all state and regulatory filing fees associated with the Certificate of Designation for the Series P-2 Preferred Stock and any amendment to the Series P Preferred Stock; (ii) all transfer agent fees, DTC fees, and DWAC fees in connection with the issuance or transfer of the Conversion Shares; (iii) all fees and expenses of the Company's counsel in connection with any legal opinions required for the removal of restrictive legends; and (iv) all costs associated with any UCC-3 or lien termination filings. For the avoidance of doubt, this Section shall not affect each party's obligation to bear its own legal, accounting, and advisory fees incurred in negotiating and executing this Agreement.

[Signature to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

ZSPACE, INC.		FIZA INVESTMENTS LIMITED

By:	/s/ Paul Kellenberger	By:	/s/ Hamad Aljumairi
Name: Paul Kellenberger		Name: Hamad Aljumairi
Title: Chief Executive Officer		Title: Authorised Signatory